Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-255933) and Form S-3 (No. 333-255931) of AG Mortgage Investment Trust, Inc. of our report dated March 10, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting of Western Asset Mortgage Capital Corporation, which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
December 6, 2023

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